HomeTrust Bancshares, Inc. Announces Financial Results for the First Quarter of the Year Ending
December 31, 2026 and an Increase in the Quarterly Dividend
ASHEVILLE, N.C., April 23, 2026 – HomeTrust Bancshares, Inc. (NYSE: HTB) ("Company"), the holding company of HomeTrust Bank ("Bank"), today announced preliminary net income for the first quarter of the year ending December 31, 2026 and an increase in its quarterly cash dividend.
For the quarter ended March 31, 2026 compared to the quarter ended December 31, 2025:
•net income was $16.8 million compared to $16.1 million;
•diluted earnings per share ("EPS") were $0.99 compared to $0.93;
•annualized return on assets ("ROA") was 1.55% compared to 1.44%;
•annualized return on equity ("ROE") was 11.35% compared to 10.63%;
•net interest margin was 4.31% compared to 4.20%;
•provision for credit losses was $370,000 compared to $2.1 million;
•quarterly cash dividends continued at $0.13 per share totaling $2.2 million for both periods; and
•533,240 shares of Company common stock were repurchased during the current quarter at an average price of $42.85 compared to 241,201 shares repurchased at an average price of $42.19 in the prior quarter.
The Company also announced today that its Board of Directors declared a quarterly cash dividend of $0.15 per common share, reflecting a $0.02, or 15.4%, increase over the previous quarter's dividend. This is the eighth increase of the quarterly dividend since the Company initiated cash dividends in November 2018. The dividend is payable on May 28, 2026 to shareholders of record as of the close of business on May 14, 2026.
“During the first quarter, we accelerated our pace of stock buybacks as part of our ongoing and prudent capital allocation strategy,” said Hunter Westbrook, President and Chief Executive Officer. “We also announced today an increase in our quarterly dividend, further demonstrating our confidence in the Company’s strength and future financial performance. Looking ahead, we remain poised to accelerate loan growth in the second half of 2026.
“Our strong 2025 financial results carried into the first quarter of 2026, highlighted by our top quartile net interest margin which expanded to 4.31%, as deposit mix changes and reductions in funding costs outpaced a slight decline in asset yields.
“Lastly, earlier this month we announced our partnership with the Asheville Tourists Baseball Team, the High-A affiliate of the Houston Astros, where their newly renovated ballpark has been renamed HomeTrust Park. This initiative reflects our continued commitment to supporting the people and communities we are proud to serve.”

WEBSITE: WWW.HTB.COM

Contact:
C. Hunter Westbrook – President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
828-259-3939

Comparison of Results of Operations for the Three Months Ended March 31, 2026 and December 31, 2025
Net Income. Net income totaled $16.8 million, or $0.99 per diluted share, for the three months ended March 31, 2026 compared to $16.1 million, or $0.93 per diluted share, for the three months ended December 31, 2025, an increase of $648,000, or 4.0%. The results for the three months ended March 31, 2026 compared to the three months ended December 31, 2025 benefited from a $1.7 million decrease in the provision for credit losses and a $635,000 increase in noninterest income, partially offset by a $1.3 million increase in the noninterest expense. Details of the changes in the various components of net income are further discussed below.
Net Interest Income. The following table presents the distribution of average assets, liabilities and equity, as well as interest income earned on average interest-earning assets and interest expense paid on average interest-bearing liabilities. All average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

	Three Months Ended
	March 31, 2026			December 31, 2025
(Dollars in thousands)	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate
Assets
Interest-earning assets
Loans receivable(1)	$3,793,994	$57,725	6.17%	$3,809,902	$59,597	6.21%
Debt securities available for sale	144,520	1,604	4.50	147,247	1,599	4.31
Other interest-earning assets(2)	227,051	2,168	3.87	223,267	2,271	4.04
Total interest-earning assets	4,165,565	61,497	5.99	4,180,416	63,467	6.02
Other assets	218,936			255,547
Total assets	$4,384,501			$4,435,963
Liabilities and equity
Interest-bearing liabilities
Interest-bearing checking accounts	$561,216	$1,101	0.80%	$540,889	$1,013	0.74%
Money market accounts	1,369,569	8,616	2.55	1,361,620	9,192	2.68
Savings accounts	170,227	28	0.07	171,803	30	0.07
Certificate accounts	830,675	7,105	3.47	926,678	8,674	3.71
Total interest-bearing deposits	2,931,687	16,850	2.33	3,000,990	18,909	2.50
Junior subordinated debt	10,231	188	7.45	10,204	199	7.74
Borrowings	16,667	154	3.75	10,152	146	5.71
Total interest-bearing liabilities	2,958,585	17,192	2.36	3,021,346	19,254	2.53
Noninterest-bearing deposits	759,493			751,864
Other liabilities	67,106			61,085
Total liabilities	3,785,184			3,834,295
Stockholders' equity	599,317			601,668
Total liabilities and stockholders' equity	$4,384,501			$4,435,963
Net earning assets	$1,206,980			$1,159,070
Average interest-earning assets to average interest-bearing liabilities	140.80%			138.36%
Non-tax-equivalent
Net interest income		$44,305			$44,213
Interest rate spread			3.63%			3.49%
Net interest margin(3)			4.31%			4.20%
Tax-equivalent(4)
Net interest income		$44,740			$44,661
Interest rate spread			3.67%			3.54%
Net interest margin(3)			4.36%			4.24%
(1)Average loans receivable balances include loans held for sale and nonaccruing loans.
(2)Average other interest-earning assets consist of FRB stock, FHLB stock, SBIC investments and deposits in other banks.
(3)Net interest income divided by average interest-earning assets.
(4)Tax-equivalent results include adjustments to interest income of $435 and $448 for the three months ended March 31, 2026 and December 31, 2025, respectively, calculated based on combined federal and state tax rates of 23% and 24% for the same periods, respectively.
Total interest and dividend income for the three months ended March 31, 2026 decreased $2.0 million, or 3.1%, when compared to the three months ended December 31, 2025. A decline of $1.9 million, or 3.1%, in loan interest income drove this change, primarily due to fewer days in the current quarter and the impact of decreases in the federal funds rate upon loan yields, partially offset by an increase of $348,000 in accretion income.

Total interest expense for the three months ended March 31, 2026 decreased $2.1 million, or 10.7%, when compared to the three months ended December 31, 2025. A decline of $2.1 million, or 10.9%, in deposit interest expense drove this change, the result of a decline in the average balance of certificate accounts, specifically brokered deposits, a decline in the average cost of funds across funding categories, and fewer days in the current quarter.
The following table shows the effects that changes in average balances (volume), including differences in the number of days in the periods compared, and average interest rates (rate) had on the interest earned on interest-earning assets and interest paid on interest-bearing liabilities:

	Increase / (Decrease) Due to		Total Increase/ (Decrease)
(Dollars in thousands)	Volume	Rate
Interest-earning assets
Loans receivable	$(1,532)	$(340)	$(1,872)
Debt securities available for sale	(65)	70	5
Other interest-earning assets	(10)	(93)	(103)
Total interest-earning assets	(1,607)	(363)	(1,970)
Interest-bearing liabilities
Interest-bearing checking accounts	14	74	88
Money market accounts	(138)	(438)	(576)
Savings accounts	(1)	(1)	(2)
Certificate accounts	(1,057)	(512)	(1,569)
Junior subordinated debt	(3)	(8)	(11)
Borrowings	91	(83)	8
Total interest-bearing liabilities	(1,094)	(968)	(2,062)
Increase in net interest income			$92
Provision for Credit Losses. The provision for credit losses is the amount of expense that, based on our judgment, is required to maintain the allowance for credit losses ("ACL") at an appropriate level under the current expected credit losses model.
The following table presents a breakdown of the components of the provision for credit losses:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change
Provision for credit losses
Loans	$945	$1,525	$(580)	(38)%
Off-balance sheet credit exposure	(575)	555	(1,130)	(204)
Total provision for credit losses	$370	$2,080	$(1,710)	(82)%
For the quarter ended March 31, 2026, the "loans" portion of the provision for credit losses was primarily the result of the following, offset by net charge-offs of $1.8 million during the quarter:
•$0.5 million benefit driven by changes in the loan mix.
•$0.2 million provision due to changes in the projected economic forecast, specifically the national unemployment rate, and changes in qualitative adjustments.
•$0.6 million decrease in specific reserves on individually evaluated loans.
For the quarter ended December 31, 2025, the "loans" portion of the provision for credit losses was primarily the result of the following, offset by net charge-offs of $3.1 million during the quarter:
•$0.9 million benefit driven by changes in the loan mix.
•$0.1 million benefit due to changes in the projected economic forecast, specifically the national unemployment rate, and changes in qualitative adjustments.
•$0.6 million decrease in specific reserves on individually evaluated loans.
For the quarters ended March 31, 2026 and December 31, 2025, the amounts recorded for off-balance sheet credit exposure were the result of changes in the balance of loan commitments, loan mix, projected economic forecast and qualitative allocations as outlined above.

Noninterest Income. Noninterest income for the three months ended March 31, 2026 increased $635,000, or 6.8%, when compared to the quarter ended December 31, 2025. Changes in the components of noninterest income are discussed below:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change
Noninterest income
Service charges and fees on deposit accounts	$2,414	$2,534	$(120)	(5)%
Loan income and fees	692	926	(234)	(25)
Gain on sale of loans held for sale	2,654	1,926	728	38
Bank owned life insurance ("BOLI") income	892	976	(84)	(9)
Operating lease income	1,892	2,032	(140)	(7)
Gain on sale of premises and equipment	377	65	312	480
Other	1,110	937	173	18
Total noninterest income	$10,031	$9,396	$635	7%
•Loan income and fees: The decrease was primarily the result of $144,000 less in interest rate swap fees in addition to smaller decreases across several other loan fee categories.
•Gain on sale of loans held for sale: The increase was primarily driven by an increase in the sales volume of HELOC loans originated for sale, partially offset by reduced sales volume of residential mortgage loans and SBA commercial loans. There were $103.0 million of HELOCs originated for sale which were sold during the current quarter with gains of $934,000 compared to $13.7 million sold with gains of $121,000 in the prior quarter. There were $23.3 million of residential mortgage loans sold for gains of $431,000 during the current quarter compared to $31.1 million sold with gains of $606,000 in the prior quarter. There were $16.4 million in sales of the guaranteed portion of SBA commercial loans with gains of $1.2 million for the current quarter compared to $18.9 million sold and gains of $1.5 million for the prior quarter. Our hedging of mandatory commitments on the residential mortgage loan pipeline resulted in a net gain of $68,000 for the current quarter compared to a net loss of $295,000 for the prior quarter.
•Gain on sale of premises and equipment: In both periods presented, gains were recognized on the sale of excess parcels of land.
Noninterest Expense. Noninterest expense for the three months ended March 31, 2026 increased $1.3 million, or 4.0%, when compared to the three months ended December 31, 2025. Changes in the components of noninterest expense are discussed below:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change
Noninterest expense
Salaries and employee benefits	$19,877	$18,541	$1,336	7%
Occupancy expense, net	2,630	2,572	58	2
Computer services	2,877	2,798	79	3
Operating lease depreciation expense	1,516	1,582	(66)	(4)
Telecom, postage and supplies	581	542	39	7
Marketing and advertising	417	514	(97)	(19)
Deposit insurance premiums	484	483	1	—
Core deposit intangible amortization	374	411	(37)	(9)
Other	4,219	4,251	(32)	(1)
Total noninterest expense	$32,975	$31,694	$1,281	4%
•Salaries and employee benefits: The increase was primarily the result of a $449,000 increase in incentive compensation and $409,000 in additional FICA taxes.
Income Taxes.  The amount of income tax expense is influenced by the amount of pre-tax income, tax-exempt income, changes in the statutory rate and the effect of changes in valuation allowances maintained against deferred tax benefits. The effective tax rates for the three months ended March 31, 2026 and December 31, 2025 were 20.1% and 18.7%, respectively, with the quarter-over-quarter increase driven by the prior quarter impact of the Company's investment in a tax credit equity fund.
Balance Sheet Review
Total assets decreased by $159.3 million to $4.4 billion and total liabilities decreased by $151.0 million to $3.8 billion at March 31, 2026 as compared to December 31, 2025. These changes can be traced to the use of proceeds from both loan sales and loan paydowns to offset a $70.5 million decline in deposits. The decrease in deposits was the result of a $116.1 million reduction in brokered deposits, partially offset by an increase of $45.7 million in all other deposit categories.
Stockholders' equity decreased $8.3 million, or 1.4%, to $592.4 million at March 31, 2026 as compared to December 31, 2025. Activity within stockholders' equity included $16.8 million in net income and $1.4 million in share-based compensation and stock option exercises, more than offset by $2.2 million in cash dividends declared and $23.1 million in stock repurchases. In addition, accumulated other comprehensive income declined by $622,000 due to an increase in the unrealized loss on available for sale securities due to higher market interest rates.
As of March 31, 2026, the Bank was considered "well capitalized" in accordance with its regulatory capital guidelines and exceeded all regulatory capital requirements.

Asset Quality
The ACL on loans was $40.6 million, or 1.14% of total loans, at March 31, 2026 compared to $41.5 million, or 1.16% of total loans, at December 31, 2025. The drivers of this change are discussed in the "Comparison of Results of Operations for the Quarters Ended March 31, 2026 and December 31, 2025 – Provision for Credit Losses" section above.
Net loan charge-offs totaled $1.8 million for the quarter ended March 31, 2026 compared to $3.1 million and $1.3 million for the three months ended December 31, 2025 and March 31, 2025, respectively. For all three periods, net charge-offs were concentrated within our equipment finance portfolio, primarily related to over-the-road truck loans, where we recognized net charge-offs of $1.5 million, $2.0 million and $1.0 million for the same periods, respectively. Annualized net charge-offs as a percentage of average loans were 0.19% for the three months ended March 31, 2026 as compared to 0.33% and 0.14% for the three months ended December 31, 2025 and March 31, 2025, respectively.
The following table sets forth the composition of nonperforming assets, made up of nonaccrual loans and repossessed assets, across our asset categories.

(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Nonaccruing loans
Commercial real estate
Construction and land development	$854	$381	$—
Commercial real estate - owner occupied	11,256	10,467	8,583
Commercial real estate - non-owner occupied	6,704	6,566	3,552
Multifamily	—	—	38
Total commercial real estate	18,814	17,414	12,173
Commercial
Commercial and industrial	10,578	9,786	2,965
Equipment finance	6,096	6,690	5,065
Total commercial	16,674	16,476	8,030
Residential real estate
Construction and land development	—	—	132
One-to-four family	3,632	2,961	2,203
HELOCs	7,140	6,523	4,033
Total residential real estate	10,772	9,484	6,368
Consumer	479	402	388
Total nonaccruing loans	$46,739	$43,776	$26,959
Total repossessed assets	316	657	1,058
Total nonperforming assets	$47,055	$44,433	$28,017
Total nonperforming assets as a percentage of total assets	1.07%	0.98%	0.61%

Total SBA loans included in nonaccrual loans	$22,720	$20,647	$6,459
Portion of SBA loans fully guaranteed by the SBA	16,348	14,885	2,374

Total nonaccruing loans, excluding the balance fully guaranteed by the SBA	30,391	28,891	24,585
Total repossessed assets	316	657	1,058
Total nonperforming assets, excluding the balance fully guaranteed by the SBA	$30,707	$29,548	$25,643
Total nonperforming assets, excluding the balance fully guaranteed by the SBA, as a percentage of total assets	0.70%	0.65%	0.56%
SBA loans made up 48.5%, 46.5% and 23.1% of total nonperforming assets at March 31, 2026, December 31, 2025 and March 31, 2025, respectively. The year-over-year increase was primarily the result of a management decision to accelerate the repurchase of the sold portion of nonperforming SBA loans (fully guaranteed portion) to simplify the workout process.
Classified assets increased by $6.0 million, or 9.1%, to $72.2 million, or 1.65% of total assets, as of March 31, 2026 when compared to the balance of $66.2 million, or 1.46% of total assets, as of December 31, 2025. Similarly, classified assets increased by $31.5 million, or 77.4%, to $72.2 million, or 1.65% of total assets, as of March 31, 2026 when compared to the balance of $40.7 million, or 0.89% of total assets, as of March 31, 2025. SBA loans made up the largest portion of classified assets at $25.7 million and $27.3 million, respectively, as of March 31, 2026 and December 31, 2025, of which $18.1 million and $19.8 million, respectively, was fully guaranteed. The remaining population of classified assets as of March 31, 2026 included $10.0 million of HELOCs, $9.3 million of 1-4 family residential real estate loans, $7.7 million of equipment finance loans (concentrated in the transportation sector) and $7.4 million of non-owner occupied CRE loans.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. (NYSE: HTB), headquartered in Asheville, North Carolina, is the holding company for HomeTrust Bank, a state-chartered community bank operating over 30 locations across North Carolina, South Carolina, East Tennessee, Southwest Virginia, and Georgia. With total assets of $4.4 billion as of March 31, 2026, the Company’s goal is to remain a high-performing, regional community bank, guided by our strategy to be a best place to work. Reflecting this focus, the Company has been named one of Bank Director’s “Best U.S. Banks,” one of Forbes’ “America’s Best Banks,” one of S&P Global’s “Top 50 Community Banks,” and named to the 2025 KBW Honor Roll. In addition, the Company has been recognized as one of American Banker’s “Best Banks to Work For,” received a “Most Loved Workplace” certification by Best Practices Institute, named as one of Best Companies Group’s “America’s Best Workplaces,” as well as being named a “Best Place to Work” in all five states in which it operates.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; natural disasters; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)	March 31, 2026	December 31, 2025(1)	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Cash	$14,505	$14,411	$15,435	$16,662	$14,303
Interest-bearing deposits	286,188	310,281	300,395	280,547	285,522
Cash and cash equivalents	300,693	324,692	315,830	297,209	299,825
Certificates of deposit in other banks	13,619	18,841	20,833	23,319	25,806
Debt securities available for sale, at fair value	149,729	142,540	145,682	143,942	150,577
FHLB and FRB stock	13,614	13,636	14,325	15,263	13,602
SBIC investments	19,461	18,818	18,346	17,720	17,746
Loans held for sale, at fair value	6,562	7,005	7,907	1,106	2,175
Loans held for sale, at the lower of cost or fair value	101,930	198,688	189,047	169,835	151,164
Total loans, net of deferred loan fees and costs	3,546,580	3,578,154	3,643,619	3,671,951	3,648,609
Allowance for credit losses – loans	(40,607)	(41,479)	(43,086)	(44,139)	(44,742)
Loans, net	3,505,973	3,536,675	3,600,533	3,627,812	3,603,867
Premises and equipment, net	62,210	62,400	62,437	62,706	62,347
Accrued interest receivable	14,636	15,973	17,077	16,554	18,269
Deferred income taxes, net	8,514	9,922	9,789	9,968	9,288
BOLI	94,555	93,930	93,474	92,576	91,715
Goodwill	34,111	34,111	34,111	34,111	34,111
Core deposit intangibles, net	4,474	4,848	5,259	5,670	6,080
Other assets	56,260	63,556	57,487	60,262	71,488
Total assets	$4,386,341	$4,545,635	$4,592,137	$4,578,053	$4,558,060
Liabilities and stockholders' equity
Liabilities
Deposits	$3,639,542	$3,709,997	$3,698,227	$3,666,178	$3,736,360
Junior subordinated debt	10,245	10,220	10,195	10,170	10,145
Borrowings	90,000	165,000	230,000	265,000	177,000
Other liabilities	54,147	59,728	57,882	57,431	69,106
Total liabilities	3,793,934	3,944,945	3,996,304	3,998,779	3,992,611
Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized (2)	168	173	175	175	176
Additional paid in capital	144,465	166,856	176,289	174,900	176,682
Retained earnings	451,127	436,524	422,615	408,178	393,026
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,306)	(3,438)	(3,571)	(3,703)	(3,835)
Accumulated other comprehensive income (loss)	(47)	575	325	(276)	(600)
Total stockholders' equity	592,407	600,690	595,833	579,274	565,449
Total liabilities and stockholders' equity	$4,386,341	$4,545,635	$4,592,137	$4,578,053	$4,558,060
(1)Derived from audited financial statements.
(2)Shares of common stock issued and outstanding were 16,803,185 at March 31, 2026; 17,286,289 at December 31, 2025; 17,520,425 at September 30, 2025; 17,492,143 at June 30, 2025; and 17,552,626 at March 31, 2025.

Consolidated Statements of Income (Unaudited)

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025
Interest and dividend income
Loans	$57,725	$59,597
Debt securities available for sale	1,604	1,599
Other investments and interest-bearing deposits	2,168	2,271
Total interest and dividend income	61,497	63,467
Interest expense
Deposits	16,850	18,909
Junior subordinated debt	188	199
Borrowings	154	146
Total interest expense	17,192	19,254
Net interest income	44,305	44,213
Provision for credit losses	370	2,080
Net interest income after provision for credit losses	43,935	42,133
Noninterest income
Service charges and fees on deposit accounts	2,414	2,534
Loan income and fees	692	926
Gain on sale of loans held for sale	2,654	1,926
BOLI income	892	976
Operating lease income	1,892	2,032
Gain on sale of premises and equipment	377	65
Other	1,110	937
Total noninterest income	10,031	9,396
Noninterest expense
Salaries and employee benefits	19,877	18,541
Occupancy expense, net	2,630	2,572
Computer services	2,877	2,798
Operating lease depreciation expense	1,516	1,582
Telecom, postage and supplies	581	542
Marketing and advertising	417	514
Deposit insurance premiums	484	483
Core deposit intangible amortization	374	411
Other	4,219	4,251
Total noninterest expense	32,975	31,694
Income before income taxes	20,991	19,835
Income tax expense	4,219	3,711
Net income	$16,772	$16,124

Per Share Data

	Three Months Ended
	March 31, 2026	December 31, 2025
Net income per common share(1)
Basic	$1.00	$0.94
Diluted	$0.99	$0.93
Average shares outstanding
Basic	16,582,376	16,936,740
Diluted	16,716,089	17,070,906
Book value per share at end of period	$35.26	$34.75
Tangible book value per share at end of period(2)	$33.02	$32.56
Cash dividends declared per common share	$0.13	$0.13
Total shares outstanding at end of period	16,803,185	17,286,289
(1)Basic and diluted net income per common share have been prepared in accordance with the two-class method.
(2)See Non-GAAP reconciliations below for adjustments.
Selected Financial Ratios and Other Data

	Three Months Ended
	March 31, 2026	December 31, 2025
Performance ratios(1)
Return on assets (ratio of net income to average total assets)	1.55%	1.44%
Return on equity (ratio of net income to average equity)	11.35	10.63
Yield on earning assets	5.99	6.02
Rate paid on interest-bearing liabilities	2.36	2.53
Average interest rate spread	3.63	3.49
Net interest margin(2)	4.31	4.20
Average interest-earning assets to average interest-bearing liabilities	140.80	138.36
Noninterest expense to average total assets	3.05	2.83
Efficiency ratio	60.69	59.12
Efficiency ratio – adjusted(3)	60.62	58.80
(1)Ratios are annualized where appropriate.
(2)Net interest income divided by average interest-earning assets.
(3)See Non-GAAP reconciliations below for adjustments.

	At or For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Asset quality ratios
Nonperforming assets to total assets(1)	1.07%	0.98%	0.72%	0.67%	0.61%
Nonperforming loans to total loans(1)	1.32	1.22	0.89	0.81	0.74
Total classified assets to total assets	1.65	1.46	1.23	1.07	0.89
Allowance for credit losses to nonperforming loans(1)	86.88	94.75	132.26	147.98	165.96
Allowance for credit losses to total loans	1.14	1.16	1.18	1.20	1.23
Net charge-offs to average loans (annualized)	0.19	0.33	0.29	0.21	0.14
Capital ratios
Equity to total assets at end of period	13.51%	13.21%	12.98%	12.65%	12.41%
Tangible equity to total tangible assets(2)	12.76	12.49	12.25	11.91	11.65
Average equity to average assets	13.67	13.56	13.31	13.20	12.66
(1)Nonperforming assets include nonaccruing loans and repossessed assets. There were no accruing loans more than 90 days past due at the dates indicated. For the periods presented, as shown in the "Asset Quality" section above, a portion of the nonaccrual loan balances was fully guaranteed by the SBA.
(2)See Non-GAAP reconciliations below for adjustments.

Loans

(Dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Commercial real estate
Construction and land development	$317,497	$277,028	$268,953	$267,494	$247,539
Commercial real estate – owner occupied	527,375	562,049	540,807	561,623	570,150
Commercial real estate – non-owner occupied	823,672	832,502	861,244	877,440	867,711
Multifamily	109,564	110,912	115,403	113,416	118,094
Total commercial real estate	1,778,108	1,782,491	1,786,407	1,819,973	1,803,494
Commercial loans
Commercial and industrial	392,114	378,686	399,155	367,359	349,085
Equipment finance	286,455	311,356	340,322	360,499	380,166
Municipal leases	167,371	166,396	164,967	168,623	163,554
Total commercial	845,940	856,438	904,444	896,481	892,805
Residential real estate
Construction and land development	48,715	45,617	51,110	53,020	56,858
One-to-four family	619,735	633,511	636,857	640,287	631,537
HELOCs	218,283	217,310	216,122	205,918	199,747
Total residential real estate	886,733	896,438	904,089	899,225	888,142
Consumer	35,799	42,787	48,679	56,272	64,168
Total loans, net of deferred loan fees and costs	3,546,580	3,578,154	3,643,619	3,671,951	3,648,609
Allowance for credit losses – loans	(40,607)	(41,479)	(43,086)	(44,139)	(44,742)
Loans, net	$3,505,973	$3,536,675	$3,600,533	$3,627,812	$3,603,867
Deposits

(Dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Core deposits
Noninterest-bearing accounts	$730,666	$707,748	$689,352	$698,843	$721,814
NOW accounts	575,525	546,387	537,954	561,524	573,745
Money market accounts	1,393,120	1,374,635	1,343,008	1,323,762	1,357,961
Savings accounts	171,754	171,455	172,883	179,980	184,396
Total core deposits	2,871,065	2,800,225	2,743,197	2,764,109	2,837,916
Certificates of deposit	768,477	909,772	955,030	902,069	898,444
Total	$3,639,542	$3,709,997	$3,698,227	$3,666,178	$3,736,360

Non-GAAP Reconciliations
In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains certain non-GAAP financial measures, which include: the efficiency ratio, tangible book value, tangible book value per share and the tangible equity to tangible assets ratio. The Company believes these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time and in comparison to its competitors. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Set forth below is a reconciliation to GAAP of the Company's efficiency ratio:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025
Noninterest expense	$32,975	$31,694

Net interest income	$44,305	$44,213
Plus: tax-equivalent adjustment	435	448
Plus: noninterest income	10,031	9,396
Less: BOLI death benefit proceeds in excess of cash surrender value	—	92
Less: gain on sale of premises and equipment	377	65
Net interest income plus noninterest income – adjusted	$54,394	$53,900

Efficiency ratio	60.69%	59.12%
Efficiency ratio – adjusted	60.62%	58.80%
Set forth below is a reconciliation to GAAP of tangible book value and tangible book value per share:

	As of
(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total stockholders' equity	$592,407	$600,690	$595,833	$579,274	$565,449
Less: goodwill, core deposit intangibles, net of taxes	37,556	37,844	38,160	38,477	38,793
Tangible book value	$554,851	$562,846	$557,673	$540,797	$526,656
Common shares outstanding	16,803,185	17,286,289	17,520,425	17,492,143	17,552,626
Book value per share	$35.26	$34.75	$34.01	$33.12	$32.21
Tangible book value per share	$33.02	$32.56	$31.83	$30.92	$30.00
Set forth below is a reconciliation to GAAP of tangible equity to tangible assets:

	As of
(Dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tangible equity(1)	$554,851	$562,846	$557,673	$540,797	$526,656
Total assets	4,386,341	4,545,635	4,592,137	4,578,053	4,558,060
Less: goodwill, core deposit intangibles, net of taxes	37,556	37,844	38,160	38,477	38,793
Total tangible assets	$4,348,785	$4,507,791	$4,553,977	$4,539,576	$4,519,267

Tangible equity to tangible assets	12.76%	12.49%	12.25%	11.91%	11.65%
(1)Tangible equity (or tangible book value) is equal to total stockholders' equity less goodwill and core deposit intangibles, net of related deferred tax liabilities.